                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ENERGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[ENGERGEN LOGO]                   ENERGEN CORPORATION
                                  --------------------------------------------
                                  2101 Sixth Avenue North
                                  Birmingham, Alabama 35203
                                  (205) 326-2700

                                                               December 20, 1996

To Our Shareholders:

     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Meeting will be held at the principal office of the Company in Birmingham on Wednesday, January 22, 1997, at 10:00 A.M., Central Standard Time.

     Details of the matters to be presented at this meeting are given in the foregoing Secretary's formal Notice of the Annual Meeting and in the Proxy Statement that follows.

     We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed Proxy as soon as convenient so that your stock may be voted.

     We have enclosed a copy of the Company's Annual Report to Shareholders for the year ended September 30, 1996.

                                           Yours very truly,

                                                 /s/ Rex J. Lysinger

                                                 Chairman of the Board and
                                                  Chief Executive Officer

                              ENERGEN CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 22, 1997

To the Shareholders of
  ENERGEN CORPORATION

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Energen Corporation will be held at the principal office of the Company, 2101 Sixth Avenue North, Birmingham, Alabama, on Wednesday, January 22, 1997, at 10:00 A.M., Central Standard Time, for the following purposes:

     1. To elect four directors to serve for a three-year term expiring in 2000;

     2. To consider and take action on a proposal to increase the amount of bonded indebtedness which the Company is authorized to incur, as more fully described in the accompanying Proxy Statement;

     3. To consider and take action on a proposal to amend the Energen Corporation 1992 Long-Range Performance Share Plan, as more fully described in the accompanying Proxy Statement; and

     4. To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on December 4, 1996 are entitled to notice of and to vote upon all matters at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting or any adjournments thereof, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

                                             By Order of the Board of Directors

                                                DUDLEY C. REYNOLDS, Secretary
Birmingham, Alabama
December 20, 1996

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             OF ENERGEN CORPORATION

                                JANUARY 22, 1997

                               ------------------

     This Proxy Statement is being furnished by the Board of Directors of Energen Corporation, an Alabama corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 2101 Sixth Avenue North, Birmingham, Alabama, on Wednesday, January 22, 1997, at 10:00 A.M., Central Standard Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of the Company. It is contemplated that the Proxy Statement and accompanying form of proxy will be mailed to Shareholders of the Company on or around December 20, 1996.

     All properly completed proxies received by the Board of Directors of the Company will be voted in accordance with the instructions appearing on such proxy. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company, FOR the proposal to increase the amount of bonded indebtedness which the Company is authorized to incur and FOR the proposal to amend the Energen Corporation 1992 Long-Range Performance Share Plan. A Shareholder who has given a proxy may revoke it at any time prior to its exercise by written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting the Shareholders of the Company will consider and take action on the following matters and on such other matters as may properly come before the meeting:

                            1. ELECTION OF DIRECTORS

     Directors of the Company are elected on a staggered basis, with approximately one-third of the directors being elected at each annual meeting for three-year terms. Four directors are to be elected to serve for a term of three years expiring at the Annual Meeting of Shareholders held in 2000. The names of the nominees for director, as well as the names of those directors continuing in office, are set forth in this Proxy Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS
                      FOR A THREE-YEAR TERM TO EXPIRE 2000

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
R.D. Cash.................  Mr. Cash, 54, is Chairman of the Board, President
                              and Chief Executive Officer of Questar
                              Corporation, a holding company engaged, through
                              its affiliates, in the exploration for,
                              production and distribution of natural gas. Mr.
                              Cash joined Mountain Fuel Supply Company, now a
                              Questar subsidiary, as its President and Chief
                              Executive Officer in 1982. On Questar's
                              organization in 1984 he became its President and
                              Chief Executive Officer and in 1985 was named
                              Chairman of the Board. Mr. Cash is also a
                              director of Zions Bancorporation, Zions First
                              National Bank, Independent Petroleum Association
                              of America and the Salt Lake City Branch of the
                              Federal Reserve Bank of San Francisco. By
                              appointment of the Secretary of Energy, he
                              serves on the National Petroleum Council. Mr.
                              Cash is a member and past chairman of the
                              Institute of Gas Technology and the Pacific
                              Coast Gas Association.
                            Mr. Cash has served as a director of the Company
                              and Alabama Gas Corporation since November,
                              1996.
Rex J. Lysinger...........  Mr. Lysinger, 59, is Chairman of the Board and
                              Chief Executive Officer of the Company and is a
                              director of each of the Company's subsidiaries.
                              He joined Alabama Gas Corporation in July, 1975
                              as a Vice President and was elected president in
                              1977. In 1981, Mr. Lysinger was named Chief
                              Executive Officer of the Company and its
                              subsidiaries and was named Chairman of the Board
                              effective October 1, 1982. He is also a director
                              of SouthTrust Bank of Alabama, N.A.; Associated
                              Electric & Gas Insurance Services Limited, a
                              mutual insurance company serving the United
                              States public utility indus-

                              try; and a member of the Board of Trustees of
                              Samford University in Birmingham, Alabama.
                            Mr. Lysinger has served as director of the Company
                              since its formation in January, 1979 and has
                              served as a director of Alabama Gas Corporation
                              since January, 1977.
Dr. Judy M. Merritt.......  Dr. Merritt, 53, is President of Jefferson State
                              Community College located in Birmingham, Alabama.
                              Dr. Merritt was named president in 1979 and with
                              the exception of a four year assignment at
                              Florida International University in Miami,
                              Florida from 1975 to 1979, has been associated
                              with Jefferson State and its predecessor since
                              1965. She is also a member of the Board of
                              Directors of SouthTrust Bank of Alabama, N.A.
                            Dr. Merritt has served as a director of the
                              Company and Alabama Gas Corporation since June,
                              1993.
Drayton Nabers, Jr. ......  Mr. Nabers, 56, is Chairman of the Board and Chief
                              Executive Officer and a director of Protective
                              Life Corporation and Chairman of the Board and a
                              director of Protective Life Insurance Company.
                              He joined Protective Life Insurance Company in
                              1979 as Senior Vice President, Operations, and
                              General Counsel and served in that capacity
                              until his election as President of Empire
                              General Life Insurance Company in 1980 and his
                              election as President and Chief Operating
                              Officer of Protective Life in August, 1982. He
                              became Chief Executive Officer of Protective
                              Life in 1992 and Chairman of the Board in 1994.
                              Mr. Nabers is also a member of the Board of
                              Directors of Alabama National Bancorporation.
                            Mr. Nabers has served as a director of the Company
                              and Alabama Gas Corporation since October, 1984.

                      DIRECTORS WHOSE TERM EXPIRES IN 1998

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
Dr. Stephen D. Ban........  Dr. Ban, 56, is President and CEO of Gas Research
                              Institute (GRI), a not-for-profit cooperative
                              research organization of the natural gas
                              industry, headquartered in Chicago. He joined
                              GRI in 1981, was first elected president in
                              April, 1987, and has overall responsibility for
                              GRI's multifaceted research and development
                              program in gas technology development, including
                              research and development related to gas supply
                              and end-use technologies. In 1991, Dr. Ban was
                              elected a director of UGI Corporation, a
                              Pennsylvania gas and electric utility and
                              national marketer of propane. In 1994 he became
                              a director of CALSTART, Inc., a California
                              non-profit consortium dedicated to the
                              development of advanced transportation
                              technologies utilizing clean alternative fuels
                              and cooperative research and development. He is
                              also a member of the Natural Gas Council and the
                              Board of Directors of the United States Energy
                              Association.
                            Dr. Ban has served as director of the Company and
                              Alabama Gas Corporation since January, 1992.
George S. Shirley.........  Mr. Shirley, 69, is retired City Board Chairman of
                              AmSouth Bank of Tuskaloosa, Tuscaloosa, Alabama,
                              with which he was associated from 1960 to 1994.
                              Mr. Shirley is also past president of the
                              Alabama Bankers Association, a former director
                              of the Birmingham Branch of the Federal Reserve
                              Bank of Atlanta and a member of the Board of
                              Trustees of the University of Alabama.
                            Mr. Shirley has served as a director of the
                              Company and Alabama Gas Corporation since
                              September, 1981.

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
Wm. Michael Warren, Jr....  Mr. Warren, 49, is President and Chief Operating
                              Officer of the Company and is a director of the
                              Company and each of its subsidiaries. He is also
                              President and Chief Executive Officer of Alabama
                              Gas Corporation and Taurus Exploration, Inc.,
                              the principal subsidiaries of the Company, and
                              President and Chief Operating Officer of certain
                              other Company subsidiaries. He joined Alabama
                              Gas Corporation in 1983 as Vice-President and
                              General Counsel and was elected President of
                              Alabama Gas Corporation in 1984. He was elected
                              President and Chief Operating Officer of the
                              Company in February, 1991 and was elected
                              President and Chief Executive Officer of Alabama
                              Gas Corporation and Taurus Exploration, Inc. in
                              September, 1995. He is also a city director of
                              AmSouth Bank of Alabama and a member of the
                              Board of Trustees of Birmingham-Southern
                              College.
                            Mr. Warren has served as a director of the Company
                              since January, 1986, and has served as a
                              director of Alabama Gas Corporation since
                              October, 1984.

                      DIRECTORS WHOSE TERM EXPIRES IN 1999

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
J. Mason Davis, Jr........  Mr. Davis, 61, is a partner with the Birmingham,
                              Alabama law firm of Sirote & Permutt. He joined
                              the firm in 1984. Mr. Davis also serves as an
                              Adjunct Professor of Law at the University of
                              Alabama School of Law in Tuscaloosa, Alabama. He
                              is also Chairman of the Board of Directors of
                              Protective Industrial Insurance Company of
                              Alabama, Inc., based in Birmingham, Alabama.
                            Mr. Davis has served as a director of the Company
                              and Alabama Gas Corporation since September, 1992.

           NAME                 PRINCIPAL OCCUPATION AND OTHER INFORMATION
--------------------------  --------------------------------------------------
James S. M. French........  Mr. French, 56, is Chairman, President, Chief
                              Executive Officer, and a director of Dunn
                              Investment Company, the parent of a group of
                              companies in the construction industry and also
                              an investor in equity and income securities in
                              selected industries. Dunn was founded in 1878
                              and is headquartered in Birmingham. He joined
                              the firm in 1968 and became its President in
                              1974. He is also a director of Regions Financial
                              Corporation (formerly First Alabama Bancshares,
                              Inc.); Hilb, Rogal and Hamilton Company, a
                              network of insurance agencies; Protective Life
                              Corporation; and the subsidiaries of Dunn
                              Investment Company.
                            Mr. French has served as a director of the Company
                              since its formation in January, 1979 and has
                              served as a director of Alabama Gas Corporation
                              since April, 1978.
Wallace L. Luthy..........  Mr. Luthy, 63, retired effective December 31,
                              1995, as President and General Manager of Mobil
                              Natural Gas Inc., headquartered in Houston,
                              Texas. Mobil Natural Gas is a subsidiary of
                              Mobil Corporation and processes and markets
                              natural gas in the United States and Canada.
                              Upon his retirement, Mr. Luthy completed 40
                              years of service with Mobil.
                            Mr. Luthy has served as a director of the Company
                              and Alabama Gas Corporation since October, 1995.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established a standing Audit Committee currently composed of four directors who are not officers of the Company. The members of the Audit Committee are: James S.M. French (Chairman), Stephen D. Ban, Wallace L. Luthy and Judy M. Merritt. The duties of the Audit Committee are (1) to recommend to the Board of Directors a firm of independent public accountants to serve as auditors, (2) to meet with representatives of the auditors to review the planned scope of their audit and to review the results of their examination, (3) to meet with representatives of the auditors and management to discuss matters regarding the Company's accounting policies, practices and related financial reporting, and the adequacy of the accounting system and related internal accounting controls to safeguard corporate assets and provide a basis for preparing materially reliable financial information, and
(4) to report to the Board of Directors the results of such meetings with such recommendations as the Audit Committee deems appropriate. During the 1996 fiscal year the Audit Committee held three meetings.

     The Board of Directors of the Company has established an Officers Review Committee currently consisting of three directors who are not officers of the Company. The members of this Committee are: George S. Shirley (Chairman), J. Mason Davis, Jr. and Drayton Nabers, Jr. The duties of the Officers Review Committee are to study and make recommendations to the Board of Directors with regard to executive succession and compensation paid to officers of the Company and its subsidiaries. During the 1996 fiscal year, the Officers Review Committee held five meetings.

     The Board of Directors of the Company has established a Finance Committee currently composed of four directors who are not officers of the Company. The members of the Finance Committee are: J. Mason Davis, Jr. (Chairman), James S.M. French, Wallace L. Luthy and George S. Shirley. The duties of the Finance Committee are to review financial policy related to such matters as capital structure and the issuance of securities necessary to finance the activities of the Company. During the 1996 fiscal year, the Finance Committee held four meetings.

     The Board of Directors of the Company has established a Governance and Nominations Committee currently composed of four directors who are not officers of the Company. The members of the Governance and Nominations Committee are:
Drayton Nabers, Jr. (Chairman), Stephen D. Ban, James S. M. French and Judy M. Merritt. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. During the 1996 fiscal year, the Governance and Nominations Committee held three meetings.

     During the 1996 fiscal year the Board of Directors of the Company met eight times. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they are members.

DIRECTORS' COMPENSATION

     During the 1996 fiscal year, directors who are not officers were paid a monthly retainer of $1,000. In addition, non-officer directors of the Company and of its subsidiaries were paid a fee of $1,000 for each meeting attended, including committee meetings.

     The Energen Corporation 1992 Directors Stock Plan provides for an annual grant and issuance of three hundred shares of Common Stock, following the last day of the fiscal year ended September 30, 1992 and each fiscal year thereafter so long as the plan remains in effect, to each non-employee director who is serving as such on the last day of the Company's fiscal year and who has served as such for at least six months. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee director to elect to have any part or all of the fees payable for services as a director of the Company and its subsidiaries paid in shares of Common Stock.

     The plan is administered by the Company's Board of Directors, whose members are normally elected to three-year terms by the Shareholders. Although the plan has no fixed duration, the Board of Directors or the Shareholders of the Company may terminate the plan. The Board of Directors of the Company may also amend the plan from time to time. However, Shareholder approval is required for any amendment that materially increases the benefits accruing to participants in the plan, materially increases the number of shares of Common Stock which may be issued under the plan or materially modifies eligibility requirements. The
number of shares issued under this plan for fiscal year 1996 was        .

     Pursuant to the Director Fees Deferral Plan, members of the Board of Directors who are not employees of the Company may elect to defer all or part of their fees for services as a director. By written election delivered prior to the end of a calendar year, a director may elect to defer the receipt of fees payable in the following calendar year. Once made, the deferral election will renew automatically from year to year unless revoked or changed by the filing of a new election. The amount of any deferred fees are credited to an account on the books of the Company on the date on which the fees would have first become payable to the director. At the end of each calendar quarter until all deferred amounts are distributed, the daily balance in a director's account will be credited with interest based on the prime rate quoted at the beginning of the quarter by AmSouth Bank of Alabama, Birmingham, Alabama. A director may not defer fees past age 75, but he may elect to have fees paid in up to ten (10) annual installments beginning with age 75. The amount deferred under this plan,
including interest, during 1996 was $       .

                 2.  PROPOSAL TO INCREASE THE AMOUNT OF BONDED
             INDEBTEDNESS WHICH THE COMPANY IS AUTHORIZED TO INCUR

     The Constitution of the State of Alabama provides that bonded indebtedness of an Alabama corporation may not be increased without the consent of the holders of a majority of its outstanding stock. While such a requirement is not unique to the State of Alabama, it does result in the board of directors of an Alabama corporation having less flexibility than that enjoyed by the boards of directors of corporations organized in states such as Delaware, which allow boards of directors to authorize the incurrence of debt without prior shareholder approval. One method of providing greater flexibility to the directors of an Alabama corporation is to have the shareholders authorize a very substantial amount of bonded indebtedness.

     By resolution adopted in connection with the organization of the Company, the shareholders of the Company authorized the Company to incur bonded indebtedness in an amount up to $75,000,000. That amount of bonded indebtedness was authorized to be incurred at a time when the total consolidated shareholders' equity of the Company was approximately $44,000,000.

     As of September 30, 1996, the Company had consolidated shareholders' equity of approximately $174,000,000 and outstanding bonded indebtedness of approximately $72,000,000, utilizing substantially all of its bonded indebtedness authorization. As a result, the Company is proposing a substantial increase in the Company's authorized bonded indebtedness. Unlike the original authorization which was expressed solely as a fixed amount, the proposed authorization also includes an authorization for future increases as the Company's shareholders' equity increases.

     Accordingly, it is proposed that the shareholders authorize the Company to incur bonded indebtedness at any time in an amount which, when added to bonded indebtedness then outstanding, does not exceed the greater of (i) $750,000,000 or (ii) one hundred fifty percent (150%) of the total shareholders' equity of the Company as reflected in the consolidated financial statements of the Company as of the end of the Company's most recently completed fiscal quarter, as evidenced by either the audited consolidated financial statements of the Company with respect to its most recently completed fiscal year or in the quarterly financial statements of the Company contained in its quarterly reports on Form 10-Q, provided, however, if consolidated financial statements as of the end of the Company's most recently completed fiscal quarter are not available at the time of incurring such bonded indebtedness, then such authorization shall be based upon the consolidated financial statements of the Company as of the end of the immediately prior fiscal quarter.

     The Company has registered with the Securities and Exchange Commission (the "SEC") for issuance an aggregate amount of up to $250,000,000 of securities of the Company, which securities may be issued as Common Stock of the Company, additional indebtedness of the Company (which may, for purposes of the Constitution of the State of Alabama, constitute "bonded indebtedness") or a combination thereof (the "Shelf Registration"). The Board of Directors of the Company has authorized the issuance of, and the Company has issued, $40,000,000 of its Medium-Term Notes, Series A pursuant to the Shelf Registration, which amount of indebtedness is included in the current outstanding amount of bonded indebtedness described above. Upon approval of an increase in the amount of bonded indebtedness which the Company is authorized to incur, the Company expects to incur additional bonded indebtedness during fiscal year 1997 through the issuance of additional Medium-Term Notes, Series A; however, the amount of such additional indebtedness actually issued pursuant to the Shelf Registration or otherwise and the time of such issuance will be determined from time to time by the Board of Directors of the Company in its discretion.

VOTE REQUIRED; RECOMMENDATION

     The vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to approve this proposal. The Board of Directors recommends that Shareholders vote FOR the approval of the proposal.

                 3.  PROPOSAL TO AMEND THE ENERGEN CORPORATION
                     1992 LONG-RANGE PERFORMANCE SHARE PLAN

     The Board of Directors of the Company, pursuant to a resolution adopted on September 25, 1996, adopted certain amendments (the "Amendments") to the Energen Corporation 1992 Long-Range Performance Share Plan (the "Plan") and has directed the submission of the Amendments to the Shareholders for their approval. The Amendments are administrative in nature and, as more fully described below, generally (i) modify payout procedures following a participant's termination of employment or a change in control of the Company; (ii) impose certain consulting, non-compete and confidentiality conditions, and (iii) simplify the procedure for future amendments of the Plan. The Amendments do not involve an increase in the number of performance shares or shares of common stock authorized for grant and issuance under the Plan.

     The following summary of the principal features of the Plan and the Amendments are in all respects subject to the specific provisions contained in the Plan and the Amendments, copies of which are set forth as Appendices A and B, respectively, hereto.

SUMMARY OF PLAN FEATURES

     The purpose of the Plan is to provide executive and key employees with an opportunity to participate in the long-term growth and performance of the Company through performance share awards. Each performance share entitles the recipient to receive the equivalent in value of one share of the Company's common stock provided that all conditions of payment, which are known as performance conditions, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or, under certain circumstances, at the end of a one, two, or three-year period within the Award Period (the "Interim Period"). Awards are payable in cash or a combination of cash and shares of the Company's Common Stock.

     The Plan is administered by the Officers Review Committee ("ORC") of the Company's Board of Directors. Pursuant to performance condition guidelines adopted by the ORC and currently in effect under the Plan, payment of a performance share award is based on the Company's percentile ranking among a comparison group of forty companies as measured for the applicable award period. The payout percentage for one-half of the award is based on the Company's percentile ranking with respect to total shareholder return and the payout percentage for the other one-half of the award is based on the Company's percentile ranking with respect to average return on equity ("ROE"). Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage measured separately for each one-half of the award is one hundred percent if the Company ranks at or above the 75th percentile, fifty percent at the 50th percentile, and zero percent below the 50th percentile, with interpolation between the 50th and 75th percentiles.

     The maximum number of performance shares which may be awarded under the Plan is limited to an aggregate of 500,000. At the time it determines whether the conditions for payment have been satisfied, the ORC also determines whether the awards will be paid in cash or a combination of cash and shares of the Company's Common Stock. No more than an aggregate of 350,000 shares of Common Stock may be issued in payment of performance share awards, the remainder being payable in cash. Performance shares awarded under the Plan which are not payable at the end of the applicable award period, whether due to failure to meet performance conditions or otherwise, become available for future awards under the Plan.

     If not sooner terminated, the Plan terminates on the date on which all of the performance shares subject to award under the Plan have been paid, but no grant of Awards may be made after September 30, 2001. Since its inception, a total of 281,804 performance shares have been awarded, of which 47,984 have been paid, 25,130 have been canceled or forfeited, and 208,690 remain outstanding. Participants in the Plan are selected by the ORC from those fulltime salaried employees of the Company and its subsidiaries who in the estimation of the ORC have an opportunity to influence the long-term profitability of the Company. The ORC may delegate to the Company's Chief Executive Officer the selection of non-officer participants. There are currently 22 participants with outstanding awards, all of whom are officers of the Company or one or more of its subsidiaries.

SUMMARY OF PROPOSED AMENDMENTS

     The Amendments are intended to modify the procedure for payment of outstanding awards (i) when a participant's employment with the Company is terminated prior to the end of an award period for reasons such as retirement, death, or disability, and (ii) following a change in control of the Company as defined in the Plan. As originally adopted, the Plan provides that in the event of termination of employment as a result of death, disability, divestiture, reduction in work force or retirement, payment of outstanding awards is computed by first determining (based on the applicable performance conditions) the number of performance shares such participant would have been paid if the award period had terminated on the last day of the most recently-ended fiscal quarter, and second, multiplying such number by the ratio of the number of months worked in the award period to the total number of months in the full award period. Thus, awards are paid promptly following termination of employment based on performance conditions measured at the end of the fiscal quarter prior to termination of employment with the earned payout proportionately reduced to reflect the early termination of the four-year award period. Following a change in control of the Company, payment is generally calculated and promptly made in a similar manner but without the proportionate reduction for early termination of the award period. In addition, in the event of a change in control, for purposes of evaluating any performance conditions involving the price of the common stock or payment of dividends, stock is priced equal to its fair market value based on the twenty trading days immediately preceding the date of such change in control and the period for dividend measurement is extended to and includes the day immediately prior to the date of the change in control.

     Under the Amendments, termination of employment will not result in an accelerated payout of performance shares. If the termination constitutes a "qualified termination", then performance shares will remain outstanding to the end of their original award period and subject to satisfaction of the applicable performance conditions. Thus, following a qualified termination, participants will not receive an accelerated payout but will retain the opportunity for full payout at the end of the award period with such payout being fully at risk for the performance of the Company during the entire award period.

     The Amendments define "qualified termination" to mean termination of a participant's employment with the Company which is (i) an involuntary termination by the Company other than for cause; (ii) expressly agreed in writing by the participant and the Company to constitute a qualified termination for purposes of the Plan; (iii) a result of the death, disability, or retirement of the participant; or (iv) a voluntary termination by the participant for good reason. The term "good reason" means the occurrence subsequent to the grant of an Award of a reduction in the participant's aggregate rate of monthly base pay from the Company or the termination or materially adverse modification of the Energen Annual Incentive Compensation Plan without substitution of new short-term incentives providing comparable compensation opportunities for the participant. In the event of any termination of employment other than a qualified termination, the participant's outstanding performance shares are forfeited.

     With respect to a change in control, the Amendments authorize the ORC to adopt such procedures as it deems appropriate including acceleration of payment of part or all then outstanding awards, establishment and funding of a trust to be held for payment of awards following a change in control, and modification of performance conditions applicable to outstanding awards. All award payments made subsequent to a change in control are to be paid in cash. Pursuant to such authorization, but subject to approval of the

Amendments by the Shareholders, the ORC has adopted certain change in control procedures (the "Procedures"). Such Procedures provide that following a change in control of the Company, outstanding performance shares will become immediately payable to the extent that (i) performance conditions are satisfied at the time of such change in control and (ii) such payment does not constitute an excess parachute payment within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended.

     All outstanding awards the payment of which is not accelerated following a change in control, whether due to the above-described tax limitation or failure to then meet performance conditions, remain outstanding for the balance of the original award period. With respect to such continued awards, following a change in control, the ROE performance condition is no longer applicable. Payout is based 100% on the shareholder return condition. Performance of the trust fund described below will serve as a measurement proxy for the Company's shareholder return during the period subsequent to the change in control.

     Under the Procedures, in the event of a change in control, the Company will establish and fund a trust to provide for the payment of all then outstanding Awards, the payment of which is not accelerated following such change in control. If funding occurs prior to the change in control, the Company will deposit with the trustee that number of shares of common stock equal to the number of performance shares comprising the then outstanding awards. If funding occurs contemporaneously with or subsequent to the change in control, the Company will deposit into the trust those securities, cash and other assets into which such common stock would have been converted upon the change in control if outstanding at such time. The trustee will hold the trust assets in the form deposited; provided that any cash received will be invested in the common stock of the parent company of the surviving entity if publicly traded and, if not publicly traded, then cash will be invested in a fund designed to track the performance of the S&P 500 index. The trust assets will be subject to the claims of creditors of the Company in the event of the Company's insolvency. At such time as all awards have been paid or expired for failure to meet performance conditions, the trust will terminate and any remaining trust assets will be returned to the Company.

     In addition to modifying Plan payout procedures, the Amendments provide that payout subsequent to a termination of employment is conditioned upon the participant's adherence to certain consulting, non-compete and confidentiality obligations. The Amendments also revise the provisions of the Plan governing its future amendment. As originally adopted, the Plan requires the approval of certain amendments to the Plan by the Shareholders of the Company. This provision is similar to provisions which were formerly contained in Rule 16b-3 under the Securities Exchange Act of 1934. These provisions have been deleted from Rule 16b-3 and the Amendments make a comparable revision to the Plan. As amended, the Plan allows the Board of Directors to make all future amendments to the Plan without approval by the Shareholders of the Company. Such amendments would, however, be subject to the shareholder approval requirements of any then applicable laws, regulations and stock exchange rules.

                                 PLAN BENEFITS

     The following payments were made under the Plan with respect to the four-year award period ended September 30, 1996:

                                                      DOLLAR VALUE   NUMBER OF
                   NAME AND POSITION                      ($)        UNITS(1)
    ------------------------------------------------  ------------   ---------
    Rex J. Lysinger.................................   $
    Chairman of the Board and CEO
    Wm. Michael Warren, Jr..........................   $
    President and COO
    G. C. Ketcham...................................   $
    Executive Vice President,
    CFO & Treasurer
    Dudley C. Reynolds..............................   $
    General Counsel and Secretary
    Gary C. Youngblood..............................   $
    Executive Vice President and
    COO of Alabama Gas Corporation
    Executive Group.................................   $
    Non-Executive Director Group....................   $       -0-        -0-
    Non-Executive Officer Employee Group............   $         (2)

---------------

(1) The number of units awarded under the Plan in the last fiscal year is described more fully under the caption "Executive Compensation -- Table 3" of the Proxy Statement below.
(2) Payments were made under the Plan as amended by the Amendments. If payments had been made without regard to the Amendments, one of the non-executive officers who retired effective September 30, 1996 would have received an aggregate additional payout of $19,086 (774 units) with respect to Award Periods ending September 30, 1997, 1998 and 1999. Under the Plan as amended, the retired officer will receive aggregate future payouts ranging from no payout to 4,840 units depending on the Company's performance during the balance of the award periods and subject to the retiree's compliance with the consulting non-compete and confidentiality conditions imposed by the Amendments.

VOTE REQUIRED; RECOMMENDATION

     The vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to approve adoption of the Amendments. The Board of Directors recommends that the Shareholders vote FOR the approval of the Amendments.

SUMMARY OF SECURITY OWNERSHIP OF MANAGEMENT AND
EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS

     The following table shows the shares of Common Stock of the Company ("Common Stock") beneficially owned by each nominee for director or director, by each executive officer of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) as a group and by participants in the Energen Corporation Employee Savings Plan as a group, as of December 4, 1996. Except as noted below, each such individual has sole voting power and sole investment power with respect to such shares.

                 NAME OF INDIVIDUAL                NUMBER OF     PERCENT
                 OR PERSONS IN GROUP               SHARES(1)     OF CLASS
    ---------------------------------------------  ---------     --------
    Stephen D. Ban...............................     3,300         *
    R.D. Cash....................................                   *
    J. Mason Davis, Jr...........................     2,786         *
    James S. M. French...........................                   *
    Wallace L. Luthy.............................    16,400         *
    Rex J. Lysinger..............................    50,179         *
    Geoffrey C. Ketcham..........................    16,142         *
    Judy M. Merritt..............................       934         *
    Drayton Nabers, Jr...........................     9,947         *
    Dudley C. Reynolds...........................                   *
    Harris Saunders, Jr..........................                   *
    George S. Shirley............................     3,338         *
    W. Robbins Taylor............................                   *
    Wm. Michael Warren, Jr.......................                   *
    Gary C. Youngblood...........................    20,218         *
    All directors and executive officers (15
      persons)...................................                       %
    Energen Corporation Employee Savings
      Plan(2)....................................  1,330,763            %

------------

 *  Less than one percent.
(1) The shares of Common Stock shown above include shares owned by wives and children of directors as to which shares the directors disclaim any interest. Dunn Investment Company, of which Mr. French is President, Chief
     Executive Officer and a director, owns        shares of Common Stock and
     the Profit Sharing Trust of Standard/Taylor Industries, Inc., of which Mr.
     Taylor is President and Chairman of the Board, owns        shares of Common
     Stock, which shares are not included in the totals noted above. The shares of Common Stock shown above for Messrs. Lysinger, Warren, Ketcham, Reynolds, Youngblood and the executive officers of the

     Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan and the Restricted Stock Incentive Plan, described in the Executive Compensation section. Messrs. Lysinger, Warren, Ketcham, Reynolds, Youngblood and all executive officers as a group hold presently exercisable options to acquire 51,958, 29,048, 2,950, 1,250, 1,850, and 95,656 shares of Common Stock, respectively, which amounts are included in the above table.
(2) The Energen Corporation Employee Savings Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Vanguard Group, Inc. serves as trustee for the Plan and must vote the shares held by the plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

                       1996 COMPENSATION COMMITTEE REPORT

     The Officers Review Committee ("ORC") of the Board of Directors is comprised entirely of outside Directors. The ORC is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and to encourage and reward management initiatives that will benefit the Company itself, its shareholders, its customers, and its employees over the long term. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate for individual contributions to superior corporate performance as measured by specific objectives compared against a peer group; and

          (iii) directly align the interests of executives with the long-term interests of stockholders through compensation opportunities in the form of integrated short- and long-term incentive plans the payouts of which are predominantly in the form of Common Stock.

     These objectives are met through a program comprised of salary annual cash incentive awards, and long-term stock and performance share opportunities which are dependent on meeting or exceeding carefully defined corporate, subsidiary and individual objectives.

     SALARY. As a matter of policy, the ORC administers annual salary levels relative to the competitive marketplace as determined through the use of available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect consideration of the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive's placement in the salary range.

     ANNUAL INCENTIVES. Executives are eligible each year for cash incentive awards based upon attaining financial and non-financial objectives relative to pre-established performance targets. Incentive awards, if made, are based upon the successful attainment of objective corporate performance criteria (expressed in terms of such criteria as return on equity, net income, market yield, customer service, productivity, finding costs and reserve additions) and, where appropriate, subsidiary performance, as well as defined individual performance criteria. Assuming corporate, subsidiary and individual objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year. Distributions are made in cash provided that certain officers may elect, subject to approval of the ORC, to receive part or all of an award in the form of options issued under the Company's Stock Option Plan.

     LONG-TERM INCENTIVE COMPENSATION. Currently the Company has in place a Performance Share Plan and a Stock Option Plan. By its terms, the Company's Restricted Stock Incentive Plan terminated on January 31, 1994, subject to outstanding award agreements. The Performance Share Plan and Stock Option Plan may be used separately or in combination with one another at the discretion of the ORC. As a matter of policy, however, the ORC is now using the Performance Share Plan as the primary vehicle to deliver long-term incentives. The purpose of the Performance Share Plan and the Stock Option Plan is to provide executive and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

     1992 LONG-RANGE PERFORMANCE SHARE PLAN. An award of Performance Shares entitles a participant to be paid the equivalent in value of one share of Common Stock for each Performance Share awarded to a participant if the ORC has determined that all conditions of payment, which are known as performance condition guidelines, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or, under certain circumstances, at the end of a one, two, or three-year period within the Award Period (the "Interim Period"). The ORC may, in its discretion, alter or amend performance condition guidelines prior to granting any new awards and may pay a participant in cash or a combination of cash and shares of Common Stock.

     According to the performance condition guidelines that have been adopted by the ORC and are currently in effect under the plan, payment of an award will be based on the Company's percentile ranking among a comparison group of forty companies as measured for the applicable Award or Interim Period. The payout percentage for one-half of the award will be based on the Company's percentile ranking with respect to total shareholder return, which is based on dividends paid and changes in the market price of a company's common stock over a period of time. The payout percentage for the other one-half of the award will be based on the Company's percentile ranking with respect to Average ROE, which is based on a company's average annual reported income or loss before extraordinary items over average shareholders' equity. Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage measured separately for each one-half of the award will be 100% if the Company ranks at or above the 75th percentile, 50% at the 50th percentile and 0% below the 50th percentile with interpolation between the 50th and 75th percentiles. A proposal to amend the plan is described more fully under the caption "3. Proposal to Amend the Energen Corporation 1992 Long-Range Performance Share Plan" of the Proxy Statement above.

     1988 STOCK OPTION PLAN. The Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights ("SARs"), then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will in addition to the shares of Common Stock purchased upon exercise receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank of Alabama in effect on the first day of the respective quarter.

OPERATING SUMMARY

     As demonstrated in each of the plan descriptions provided, compensation in all its forms is linked directly to objective performance criteria of both the Company, subsidiaries where applicable, and the individual executive's performance. By doing so, the ORC has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.

ISSUES INFLUENCING COMPENSATION DECISIONS DURING THE REPORTING YEAR (OCTOBER 1, 1995 TO SEPTEMBER 30, 1996)

     Energen completed another successful year October 1, 1995 through September 30, 1996. Earnings of $21.5 million were achieved from current year operations equal to $1.95 per share reflecting a 10% growth rate over the prior fiscal year earnings of $1.77 per share. Energen was able to increase its cash dividend 3.4% to $1.20. These successes were made possible by similar successes in major corporate subsidiaries. In spite of its successful year, Energen's actual performance against a comparison group of peer companies was below the 50th percentile for the year. This less satisfactory peer group comparison in large part reflects improved performance by peer companies with service territories which experienced colder than normal weather. Energen's financial performance did not benefit from such weather variations due to the weather normalization feature of the utility's tariff. The ORC considered these and other factors in funding the incentive program and adjusting salaries. Awards under the Long-Range Performance Share Plan were made in accordance with plan guidelines.

     Actual CEO compensation action taken included adjusting base salary to $363,083 reflecting both market competitive salary levels and actual individual performance during the 1995-96 performance year. An incentive award payable $90,000 in cash was earned for the 1995-96 reporting year reflecting the performance of the Company, its subsidiaries and the incumbent himself in achieving the financial and business results of the Company. Performance share awards were made using the same multiples as in the previous year as set forth in the ORC's Policy Statement supporting the Plan. Awards are a function of an executive's position in the Company. Actual payout is totally dependent on obtaining performance levels in accordance with previously described guidelines.

     The Officers Review Committee: George S. Shirley, Chairman
                                     J. Mason Davis, Jr.
                                     Drayton Nabers, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Davis, a member of the Officers Review and Finance Committees, is a partner in the law firm of Sirote & Permutt in Birmingham, Alabama, which provides certain legal services to the Company. The Company's payments for such legal services to Sirote & Permutt during fiscal year 1996 totaled approximately $100,332 in fees and expenses. In the opinion of management, all such fees paid to the firm were reasonable and were the same as those which would have been charged by an unaffiliated third party for comparable services.

EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal year 1996 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers:

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                                                    LONG TERM COMPENSATION
                                                                            AWARDS             PAYOUTS
                                                                   ------------------------   ---------
                                   ANNUAL COMPENSATION
                          --------------------------------------   RESTRICTED                 LONG-TERM
   NAME AND                           INCENTIVE        OTHER         STOCK         STOCK      INCENTIVE    ALL OTHER
  PRINCIPAL                SALARY    COMPENSATION      ANNUAL       AWARD(S)    OPTIONS/SAR    PAYOUTS    COMPENSATION
   POSITION      YEAR       ($)          ($)        COMPENSATION     ($)(1)         (#)          ($)         ($)(2)
--------------  -------   --------   ------------   ------------   ----------   -----------   ---------   ------------
     (A)          (B)       (C)          (D)            (E)           (F)           (G)          (H)          (I)
--------------  -------   --------   ------------   ------------   ----------   -----------   ---------   ------------
Lysinger, Rex J. -- Chairman, and Chief Executive Officer
                9/30/96   $363,083     $ 90,000                                               $263,520      $ 12,441
                9/30/95   $343,394     $150,000                                     7,000     $186,073      $ 12,934
                9/30/94   $328,083     $195,000                                     7,000                   $ 12,436
Warren, Jr., Wm. Michael -- President and Chief Operating Officer
                9/30/96   $283,250     $ 63,000                                               $152,280      $  9,248
                9/30/95   $264,273     $110,000                                     3,000     $111,219      $  9,870
                9/30/94   $252,916     $150,000                                     3,500                   $ 11,532
Ketcham, Geoffrey C. -- Executive Vice President, Chief Financial Officer and Treasurer
                9/30/96   $185,416     $ 40,000                                               $ 91,800      $  9,283
                9/30/95   $179,099     $ 85,700                                               $ 68,108      $  9,339
                9/30/94   $172,333     $113,400                                                             $ 10,117
Youngblood, Gary C. -- Executive Vice President and Chief Operating Officer of Alabama Gas Corporation
                9/30/96   $152,000     $ 32,000                                               $ 47,520      $  9,795
                9/30/95   $138,231     $ 54,200                                               $ 35,989      $  8,905
                9/30/94   $124,583     $ 65,800                                                             $  8,097
Reynolds, Dudley C. -- General Counsel and Secretary
                9/30/96   $150,833     $ 32,000                                               $ 51,840      $  9,039
                9/30/95   $137,933     $ 48,900                                               $ 38,046      $  7,211
                9/30/94   $128,999     $ 66,000                                                             $  6,450

NOTES TO TABLE 1

(1) If applicable, column (f) represents the fair market value as of the date of award of shares of restricted Common Stock granted pursuant to the Restricted Stock Incentive Plan of Energen Corporation ("RSIP") adopted by the Board of Directors on October 20, 1983 and approved by the Shareholders on January 19, 1984. By its terms, the Plan terminated on January 1, 1994, subject to outstanding award agreements and no new awards were made in fiscal 1994.

    As of September 30, 1996, the following individuals had restricted stock grants which have not yet been released:

                                           AGGREGATE SHARES         DOLLAR VALUE
                                            TO BE RELEASED        BASED ON 09/30/96
                                        (SUBJECT TO PERFORMANCE     CLOSING PRICE
                     NAME                    ACHIEVEMENT)             ($24.00)
        ------------------------------  -----------------------   -----------------
        Lysinger, Rex J...............               0                       0
        Warren, Jr. Wm. Michael.......           1,302                 $31,248
        Ketcham, Geoffrey C...........             867                 $20,808
        Reynolds, Dudley C............             798                 $19,152
        Youngblood, Gary C............             400                 $ 9,600

    The executives are entitled to the payment of dividends as they are declared and paid and shares will vest under the plan over a six year period beginning with the completion of three years from date of grant provided specific defined corporate, subsidiary, and individual performance levels are achieved. In addition to the above terms, the restricted stock generally becomes immediately vested upon a change of control event.
(2) The amounts shown represent contributions made by the Company to its defined contributions Plans on behalf of each executive officer.

                                    TABLE 2
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                  VALUE OF UNEXERCISED
                    SHARES                          NUMBER OF UNEXERCISED             IN-THE-MONEY
                   ACQUIRED                        OPTIONS/SARS AT FY-END        OPTIONS/SARS AT FY-END
                  ON EXERCISE   VALUE REALIZED             (#)(2)                        (#)(3)
          NAME        (#)           ($)(1)                   (D)                           (E)
         -------  -----------   --------------   ---------------------------   ---------------------------
 YEAR      (A)        (B)            (C)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------  -------  -----------   --------------   -----------   -------------   -----------   -------------
1996     Lysinger        --              --         51,958              0       $               $     0
1996     Warren          --              --         29,048              0       $               $     0
1996     Ketcham         --              --          2,950              0       $               $     0
1996     Reynolds        --              --          1,250              0       $               $     0
1996     Youngblood        --            --          1,850              0       $               $     0

---------------

(1) Market value of underlying securities at time of exercise minus the exercise price.
(2) In addition, on November 22, 1995, the Board granted Messrs. Lysinger and Warren stock options for 7000 and 3000 shares, respectively, in partial payment of their incentive awards for the 1994-95 performance year. These options are immediately exercisable and have an exercise price of $22.125 per share.
(3) Market value of underlying securities at year-end market price (September 30, 1996) of $24.00 per share minus the exercise price.

                                    TABLE 3
            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR    NON-STOCK PRICE-BASED PLANS
                                  NUMBER OF SHARES    OTHER PERIOD    ------------------------------
                                      UNITS OR            UNTIL                              MAXIMUM
                                    OTHER RIGHTS      MATURATION OR   THRESHOLD    TARGET     ($ OR
                      NAME              (#)              PAYOUT       ($ OR #)    ($ OR #)     #)
                 ---------------  ----------------   ---------------  ---------   --------   -------
     YEAR              (A)              (B)                (C)           (D)        (E)        (F)
---------------  ---------------  ----------------   ---------------  ---------   --------   -------
1996             Lysinger              12,280         10/95 to 10/99    3,070        N/A     12,280
1996             Warren                 7,590         10/95 to 10/99    1,897        N/A      7,590
1996             Ketcham                4,180         10/95 to 10/99    1,045        N/A      4,180
1996             Reynolds               3,170         10/95 to 10/99      792        N/A      3,170
1996             Youngblood             3,170         10/95 to 10/99      792        N/A      3,170

NOTES TO TABLE 3

     The 1992 Long-Range Performance Share Plan (the "Plan") and a proposal to amend the Plan are described more fully under the caption "3. Proposal to Amend the Energen Corporation 1992 Long-Range Performance Share Plan" of the Proxy Statement above.

RETIREMENT INCOME PLAN

     Officers of the Company are covered by the Energen Corporation Retirement Income Plan, a defined benefit plan covering substantially all employees of the Company. The amount of contributions made by the Company to the plan is not reflected in the Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the plan.

     Benefits under the plan are based on years of service at retirement and on "Final Earnings," the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (This compensation consists only of base salary and excludes remuneration in the form of contributions to other benefit plans or any other form of compensation such as any compensation received under the Annual Incentive Compensation Plan or Restricted Stock Incentive Plan.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent.

     The Company has entered into retirement supplement agreements (Supplemental Agreements) with certain officers. Generally, each such agreement provides that the employee will receive, upon normal retirement (which under the Supplemental Agreement is defined as retirement on the first day of any month following attainment of age 60), a supplemental retirement benefit equal to the difference between 60% of the employee's compensation determined as of the employee's normal retirement date and the employee's normal retirement benefit (including social security benefit). For purposes of the Supplemental Agreements compensation is determined based on a formula taking into account the average of the highest 36 months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the five full fiscal years preceding the earlier of retirement or the officer's 61st birthday.

     The following table presents estimated annual benefits payable from both the plan and the supplemental agreements upon normal or delayed retirement to persons in specified compensation and years-of-service classifications. Benefits payable to an employee under the plan are subject to limits imposed by Section 415 of the Internal Revenue Code. As of September 30, 1996, no employees of the Company would have been entitled to payments for benefits in excess of the Section 415 limits. The amounts shown are subject to deduction for applicable Social Security benefits at age 62.

                               PENSION PLAN TABLE

                                            YEARS OF SERVICE
                     ---------------------------------------------------------------
   COMPENSATION         15         20         25         30         35         40
-------------------  --------   --------   --------   --------   --------   --------
$125,000...........  $ 81,000   $108,000   $108,000   $108,000   $108,000   $108,000
$150,000...........  $ 97,200   $129,600   $129,600   $129,600   $129,600   $129,600
$175,000...........  $113,400   $151,200   $151,200   $151,200   $151,200   $151,200
$200,000...........  $129,600   $172,800   $172,800   $172,800   $172,800   $172,800
$225,000...........  $145,800   $194,400   $194,400   $194,400   $194,400   $194,400
$250,000...........  $162,000   $216,000   $216,000   $216,000   $216,000   $216,000
$300,000...........  $194,400   $259,200   $259,200   $259,200   $259,200   $259,200
$400,000...........  $259,200   $345,600   $345,600   $345,600   $345,600   $345,600
$450,000...........  $291,600   $388,800   $388,800   $388,800   $388,800   $388,800
$500,000...........  $324,000   $432,000   $432,000   $432,000   $432,000   $432,000

     The amount of base compensation and the years of service credited under the plan for individuals shown in the Compensation Table are as follows: Mr. Lysinger, $363,000, 21 years; Mr. Warren, $283,000, 13 years; Mr. Ketcham, $185,000, 15 years; Mr. Reynolds $151,000, 16 years; and Mr. Youngblood $152,000, 27 years.

SEVERANCE COMPENSATION AGREEMENTS

     The Company has entered into severance compensation agreements with Messrs. Lysinger, Warren, Ketcham, Youngblood and Reynolds, as well as nine other officers not named in the Summary Compensation Table. Generally, each such agreement provides that if, within thirty-six months following a change-in-control of the Company, the employee's employment in terminated in a qualified termination, then the Company shall make a lump sum payment to the employee equal to a percentage of the employee's annual base salary in effect immediately prior to the change-in-control, plus that percentage of the employee's highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change-in-control occurs. For purposes of establishing the applicable percentage of an employee's annual salary and additional cash compensation, the Company has established a three-tier structure in which tier-one employees receive 250% of such compensation, tier-two employees receive 200% of such compensation and tier-three employees receive 150% of such compensation. For purposes of severance compensation calculations, Messrs. Lysinger, Warren and Ketcham are considered tier-one employees, Messrs. Youngblood and Reynolds are considered tier-two employees and the remainder of the employees with whom the Company has entered into severance compensation agreements are considered either tier-two or tier-three employees.

The agreements also provide for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. For purposes of the agreements, (i) the term "qualified termination" means a termination during a window period other than for cause, death or disability and a termination other than during a window period by the Company other than for cause, by the employee for good reason or by written agreement to such effect between the employee and the Company, (ii) the term "window period" means the thirty-day period immediately following the first anniversary of a change-in-control, (iii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iv) the term "good reason" generally means a reduction in the position, duties, responsibilities, status or benefits of the employee's job.

                               PERFORMANCE GRAPH

                 ENERGEN CORPORATION -- COMPARISON OF FIVE-YEAR
                         CUMULATIVE SHAREHOLDER RETURNS

                                                                  40 COMPANY
      MEASUREMENT PERIOD         ENERGEN COR-     S&P 500 IN-     PEER GROUP
    (FISCAL YEAR COVERED)          PORATION           DEX            INDEX
1991                                       100             100             100
1992                                       106             111             109
1993                                       152             125             138
1994                                       145             130             116
1995                                       148             169             132
1996                                       172             203             167

         Note: Total shareholder return includes reinvested dividends.

     The forty companies in the peer group index noted above are as follows:
Nor-Am Energy Corporation (formerly Arkla, Inc.), Atlanta Gas Light Company, Atmos Energy Corporation, Bay State Gas Company, Brooklyn Union Gas, Cascade Natural Gas Corp., Colonial Gas Company, Connecticut Energy Corporation, Connecticut Natural Gas Corp., Consolidated Natural Gas Company, Eastern Enterprises, Enserch Corporation, Equitable Resources, Inc., Indiana Energy, Inc., KN Energy Inc., Laclede Gas Company, MCN Corporation, National Fuel Gas Company, New Jersey Resources Corp., Nicor Inc., North Carolina Natural Gas Corp., Northwest Natural Gas Company, NUI Corporation, Oneok Inc., Pacific Enterprises, Pennsylvania Enterprises, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Providence Energy Corporation, Public Service of North Carolina Inc. Questar Corporation, South Jersey Industries, Inc., Southeastern Michigan Gas Enterprises, Inc., Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, United Cities Gas Company, Washington Energy Company, Washington Gas Light Company and Wicor, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand examined the financial statements of the Company for the fiscal year ended September 30, 1996, and the Board of Directors intends to continue the services of this firm for the fiscal year ending September 30, 1997. A representative of Coopers & Lybrand will be present at the Annual Meeting and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended for inclusion in next year's proxy
statement must be received by the Company no later than August   , 1997.

                              GENERAL INFORMATION

     Shareholders of record at the close of business on December 4, 1996 are entitled to vote upon all matters at the Annual Meeting. As of the close of
business on December 4, 1996 there were outstanding             shares of Common
Stock, each share of which is entitled to one vote on all matters to be considered at the Annual Meeting.

     Pursuant to Section 10-2B-2.25 of the Code of Alabama 1975, as amended, and the Company's bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the Shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors, receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum.
Section 10-2B-7.25 of the Code of Alabama 1975, as amended, requires, for the approval of the proposed amendment for the Plan, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock casting votes for or against approval of the proposed amendment to the Plan at a meeting of shareholders at which a quorum is present. In neither the case of the election of directors nor consideration of the proposed amendment to the Plan does the vote include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors where the brokers have complied with Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers. Section 234 of the Constitution of Alabama of 1901, as amended, requires, for the approval of the proposal to increase the amount of bonded indebtedness which the Company is authorized to incur, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock.

     In case any person named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.

     So far as the Board of Directors of the Company now knows, no business other than that referred to above will be acted upon at the Annual Meeting. The persons named in the Board of Directors' proxy may, in the absence of instruction to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

     The costs of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone and telegraph. Brokerage houses and other custodians and fiduciaries will be requested to forward at the Company's expense soliciting materials to the beneficial owners of stock held of record by them. The Company has also engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, including out-of-pocket expenses.

                                                     ENERGEN CORPORATION

                                                     /s/ Rex J. Lysinger

                                                        Chairman of the Board
                                                     and Chief Executive Officer

Birmingham, Alabama
December 20, 1996

                                                                      APPENDIX A

                              ENERGEN CORPORATION
                     1992 LONG-RANGE PERFORMANCE SHARE PLAN
         (AS IN EFFECT PRIOR TO ADOPTION OF THE PROPOSED AMENDMENTS TO
                       THE PLAN SET FORTH IN APPENDIX B)

1. PURPOSE

     The purpose of the Energen Corporation 1992 Long-Range Performance Share Plan (the "Plan") is to further the long-term growth in profitability of the Corporation by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2. DEFINITIONS

     (a) "Award" means Performance Shares awarded to a Participant pursuant to the terms of the Plan.

     (b) "Award Period" means the 4-year period (Energen fiscal years) commencing with the first day of the fiscal year in which the applicable Award is granted, except as otherwise determined by the Committee at the time of grant and subject to the other provisions of this Plan.

     (c) "Board of Directors" means the Board of Directors of Energen.

     (d) "Cause". Termination of employment by the Corporation for "Cause" shall mean termination based on any of the following:

          (1) The willful and continued failure by a Participant to substantially perform such participant's duties with the Corporation (other than any such failure resulting from such participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant's duties;

          (2) The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to the Corporation monetarily or otherwise; or

          (3) The conviction of a Participant of a felony.

     (e) "Change in Control" means:

          (1) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, any employee benefit plan of Energen or any of its Subsidiaries which acquires beneficial ownership of voting securities of Energen), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either the then outstanding shares of Common Stock or the combined voting power of Energen's then outstanding voting securities, in one transaction or a series of transactions;

          (2) Individuals who, as of November 27, 1991, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director of Energen subsequent to November 27, 1991, whose election, or nomination for election by Energen's stockholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of Energen, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

          (3) (i) The occurrence of a merger, consolidation or reorganization of Energen in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 25% or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of Energen; or (iii) the adoption by Energen of a plan for its liquidation or dissolution.

     (f) "Chief Executive Officer" means the chief executive officer of Energen.

     (g) "Committee" means the Officers Review Committee of the Board of Directors or such other committee of two or more directors as may be determined by the Board of Directors, provided that in all events each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2) under the Exchange Act.

     (h) "Common Stock" means the Common Stock, par value $0.01 per share, of Energen.

     (i) "Corporation" means Energen and its Subsidiaries.

     (j) "Employee" means any person (including any officer or director) employed by the Corporation on a fulltime salaried basis.

     (k) "Energen" means Energen Corporation, an Alabama Corporation.

     (l) "Exchange Act" means the Securities Exchange Act of 1934.

     (m) "Fair Market Value" means the average of the daily closing prices for a share of stock for the 20 trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the stock is listed, or, if the stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the stock for such 20 trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of a share of stock as determined by a majority of the Board of Directors; provided, however that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

     (n) "Interim Period" means a 1, 2 or 3 year period within an Award Period for which the Committee determines that there shall be Interim Periods.

     (o) "Officer" means any Employee of the Corporation who is an "officer" of the Corporation within the meaning of Rule 16a-1(f) under the Exchange Act as well as any Employee who has an officer title with the Corporation.

     (p) "Participant" means an Employee who is selected by the Committee to receive an Award under the Plan.

     (q) "Performance Share" means the equivalent of one share of Common Stock.

     (r) "Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by Energen.

3. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan; provided, however, that, subject to the provisions of
Section 5(a) hereof, the Committee may delegate to the Chief Executive Officer the authority to select and make Awards to certain Employees.

     The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and of any conditions applicable to Performance Share Awards shall be conclusive and binding on all persons, including the Corporation and all Participants.

     The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Corporation.

4. PARTICIPATION

     Subject to the provisions of Section 5(a) hereof, Participants in the Plan shall be selected by the Committee or the Chief Executive Officer from those Employees of the Corporation, who, in the estimation of the Committee or the Chief Executive Officer, have an opportunity to influence the long-term profitability of the Corporation.

5. PERFORMANCE SHARE AWARDS

     (a) The Committee,or the Chief Executive Officer upon delegation of authority by the Committee, may from time to time select employees to receive Awards under the Plan. An Employee may be granted more than one Award under the Plan. In its discretion at the time of grant, the Committee may determine that an Interim Period or Interim Periods should be established for payment with respect to Awards. Whenever Interim Periods are established, the terms and conditions with respect to payment after the end of such Interim Period shall be those set by the Committee. The Committee shall make all Awards to Officers. The Committee may, in its discretion, authorize a total number of Performance Shares to be awarded to non-Officer Employees and delegate to the Chief Executive Officer the authority to select such Employees, to determine the number of Performance Shares to be awarded to such Employees and to establish Interim Periods with respect to Awards to such Employees. The Chief Executive Officer shall promptly make a written report to the Committee setting forth the name and positions of the Employees receiving such Awards and the number of Performance Shares awarded to each such employee.

     (b) An Award shall not entitle a Participant to receive any dividends or dividend equivalents on Performance Shares; no Participant shall be entitled to exercise any voting or other rights of a stockholder with respect to any Award under the Plan; and no Participant shall have any interest in or rights to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to Section 6.

     (c) Payment of an Award to any Participant shall be made in accordance with
Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made.

     (d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award.

6. PAYMENT OF PERFORMANCE SHARE AWARDS

     Each Participant granted an Award shall be entitled to payment on account thereof as of the close of the Award Period applicable to such Award, but only if the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. Participants granted Awards with Interim Periods shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period need not be repaid to the Corporation, notwithstanding that, based on the conditions set for payment at the end of the Award Period, such Participant would not have been entitled to payment of any portion of such Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

     At the time it determines whether the conditions for payment have been satisfied, the Committee, in its discretion, shall determine whether the Awards will be paid all in cash, or in some combination of cash and shares of Common Stock, except and provided that the Committee must pay in cash an amount equal to the federal, state and other taxes which the Corporation is required to withhold, and further provided that payment in shares of Common Stock shall be subject to the aggregate share limitation set forth in Section 11. The Corporation shall deduct from the cash portion of all Awards any federal, state and other taxes required by law to be withheld with respect to such Awards.

     Payment of Awards shall be made by the Corporation as promptly as possible after the determination by the Committee that payment has been earned and upon a date fixed by the Committee to permit calculation of Fair Market Value of the Common Stock. The portion of the Award paid in Common Stock shall be equal to the number of Performance Shares being paid in Common Stock, and the balance shall be an amount of cash equal to the Fair Market Value of the remaining Performance Shares to be paid.

7. DEATH OR DISABILITY

     If, prior to the close of the Award Period with respect to an Award, a Participant's employment terminates by reason of death, or total and permanent disability (as deter-mined under Energen's Retirement Income Plan), payment of such Award shall be made as promptly as possible after death or the date of determination of total and permanent disability, computed as follows: First, determine (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if the subject Award Period had ended at the close of the last whole fiscal quarter prior to the date of death or determination of disability. Then, multiply the above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period; and this product shall be reduced by any Performance Shares paid to such Participant with respect to an Interim Period during the Award Period.

8. DIVESTITURE; REDUCTION IN WORK FORCE

     If, prior to the close of the Award Period with respect to an Award, a Participant's employment terminates by reason of involuntary termination resulting from (i) the divestiture by the Corporation of one or more of its business segments or a significant portion of the assets of a business segment, or (ii) a significant reduction by the Corporation in its salaried work force, payment of the Participant's Award shall be computed in the same manner as in
Section 7, as if such Participant had died or become totally and permanently disabled on the date of such termination.

9. TERMINATION AFTER EARLY RETIREMENT DATE

     If, prior to the close of the Award Period with Respect to an Award, a Participant's employment terminates, other than for Cause, on or after such Participant's early retirement date (as determined under the Energen Corporation Retirement Income Plan), payment of the Participant's Award shall be made as promptly as possible after such termination and the amount of such payment shall be computed in the same manner as in Section 7, as if such Participant had died or become totally and permanently disabled on the date of such termination.

10. TERMINATION PRIOR TO EARLY RETIREMENT DATE, TERMINATION FOR CAUSE

     If, prior to the close of the Award Period with respect to an Award, a Participant's employment terminates for any reason other than those set out in Sections 7 and 8 prior to the early retirement date described in Section 9, and in all cases involving termination for Cause regardless of timing, any unpaid portion of such Participant's Award shall be forfeited.

11. LIMITATION ON AWARDS

     The maximum number of Performance Shares which may be awarded under the Plan shall not exceed an aggregate of 500,000 (except as adjusted in accordance with Section 17) and no more than an aggregate of 350,000 shares of Common Stock (similarly adjusted in accordance with Section 17) shall be issued in payment of Performance Share Awards, the remainder being payable in cash. Any Performance Shares awarded under the Plan which are not payable upon expiration or termination of the applicable Award Period, for whatever reason, shall thereupon become available again for award under the Plan.

12. TERM OF THE PLAN

     The Plan shall be effective October 1, 1991, subject to the approval of the Plan by the stockholders of Energen at the Annual Meeting of Stockholders to be held January 22, 1992. Awards may be granted under the Plan by the Committee prior but subject to such stockholder approval. The Board of Directors may terminate the Plan at any time. If not sooner terminated, the Plan terminates on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after September 30, 2001 No such termination shall adversely affect any right or obligation with respect to an Award theretofore made.

13. CANCELLATION OF PERFORMANCE SHARES

     With the written consent of a Participant holding Performance Shares granted to such Participant under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect of such cancelled Performance Shares under the Plan or otherwise shall terminate.

14. NO ASSIGNMENT OF INTEREST

     The interest of any person in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void. Amounts payable under the Plan shall be transferable only by will or by the laws of descent and distribution.

15. EMPLOYMENT RIGHTS

     An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Corporation or limit in any way the right of the Corporation to terminate such Participant's employment at any time.

16. EXPENSES

     The expenses of administering the Plan shall be borne by the Corporation.

17. DILUTION AND OTHER ADJUSTMENTS

     If Energen shall at any time issue any shares of Common Stock (i) in subdivision of outstanding shares of Common Stock, by reclassification or otherwise, or (ii) for a stock dividend, the number of Performance Shares which previously have been awarded to Participants and which may be awarded under the Plan shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by reclassification or otherwise, the number of Performance Shares which previously have been awarded to Participants and which may be awarded under the Plan shall be reduced proportionately. If Energen shall at any time declare and pay an extraordinary dividend in cash or property (other than a stock dividend with respect to the Common Stock referred to in clause (ii), above), the number of Performance Shares which previously have been awarded to Participants shall be increased in such manner as the Committee shall determine to be fair under the circumstances of such extraordinary dividend; provided, however, that if a Change in Control shall have occurred, such determination shall be made by a majority of the Continuing Directors.

18. CHANGE IN CONTROL

     If Energen is the subject of a Change in Control, all outstanding Awards shall be paid as soon after the date of such Change in Control as practicable. Payment of the Awards shall be based on satisfaction of the applicable performance conditions measured as if all Award Periods had ended at the close of the last whole fiscal quarter prior to the date of the Change in Control, provided that for purposes of any performance conditions involving the price of the Common Stock or payment of dividends, stock shall be priced equal to its Fair Market Value based on the twenty trading days immediately preceding the date of such Change in Control and the period for dividend measurement shall extend to and include the day immediately prior to the date of the Change in Control.

19. AMENDMENT OF THE PLAN

     The Board of Directors may amend or suspend the Plan at any time; provided, however, that no amendment may, without stockholder approval, materially increase the benefits accruing to participants under the Plan, materially increase the number of Performance Shares which may be awarded or the number of shares of Common Stock which may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, increase the total number of Performance Shares which may be awarded under the Plan or change the definition of Performance Share and provided further, that no provision of the Plan relating to a Change in Control nor any definition of any defined term used in any such provision may be amended or suspended after the occurrence of a Change in Control. No such amendment or suspension shall adversely affect any right or obligation with respect to an Award theretofore made, including, without limitation, the right to receive payment of Awards in accordance with
Section 18.

                                                                      APPENDIX B

                              PROPOSED AMENDMENTS
                                       OF
                              ENERGEN CORPORATION
                     1992 LONG-RANGE PERFORMANCE SHARE PLAN

     The Energen Corporation 1992 Long-Range Performance Share Plan (the "Plan") is amended as follows:

     A. Section 2(h) of the Plan is amended to read in its entirety as follows:

          (h) "Common Stock" means the Common Stock, par value $0.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

     B. Section 2(r) of the Plan is redesignated as Section 2(s) and a new
Section 2(r) is added to the Plan reading in its entirety as follows:

          (r) "Qualified Termination" means termination of a Participant's employment with the Corporation which is:

             (i) An involuntary termination by the Corporation other than for Cause;

             (ii) Expressly agreed in writing by the Participant and the Corporation to constitute a Qualified Termination for purposes of this Plan;

             (iii) A result of the death, Disability or Retirement of the Participant;

             (iv) A voluntary termination by the Participant for Good Reason. The term "Good Reason" means with respect to an Award and a Participant, the occurrence subsequent to the grant of such Award of (A) a reduction in the Participant's aggregate rate of monthly base pay from the Corporation or (B) the termination or materially adverse modification of the Energen annual Incentive Compensation Plan without substitution of new short-term incentives providing comparable compensation opportunities for the Participant.

     C. Sections 7 and 8 of the Plan are amended to read in their entirety as follows:

7. TERMINATION OF EMPLOYMENT

     Except in the case of a Qualified Termination if, prior to the close of the Award Period with respect to an Award, a Participant's employment terminates, then any unpaid portion of such Participant's Award shall be forfeited. In the case of a Qualified Termination, the

Participant shall remain entitled to payout of any outstanding Awards at the end of the applicable Award Period in accordance with the terms of this Plan including without limitation applicable performance conditions.

8. CONSULTING, NON-COMPETE AND CONFIDENTIALITY

     A Participant's entitlement, if any, to payout of Awards subsequent to termination of employment shall continue so long as the Participant is in compliance with the following requirements. Failure to comply shall result in forfeiture of all then outstanding Awards.

          (a) Consulting Services. For a period of three years following the termination of the Participant's employment with the Corporation ("Date of Termination"), Participant will fully assist and cooperate with Corporation and its representatives (including outside auditors, counsel and consultants) with respect to any matters with which the Participant was involved during the course of employment with Corporation, including being available upon reasonable notice for interviews, consultation, and litigation preparation. Except as otherwise agreed by Participant, Participant's obligation under this Section 8(a) shall not exceed 80 hours during the first year and 20 hours during each of the following two years. Such services shall be provided upon request of the Corporation but scheduled to accommodate Participant's reasonable scheduling requirements. Participant shall receive no additional fee for such services but shall be reimbursed all reasonable out-of-pocket expenses.

          (b) Non-Compete. For a period of twelve months following the Date of Termination, the Participant shall not Compete, (as defined below) or assist others in Competing with the Corporation. For purposes of this Agreement, "Compete" means (i) solicit in competition with Alabama Gas Corporation ("Alagasco") any person or entity which was a customer of Alagasco at the Date of Termination; (ii) offer to acquire any local gas distribution system in the State of Alabama; or (iii) offer to acquire any coalbed methane interest in the State of Alabama. Employment by, or an investment of less than one percent of equity capital in, a person or entity which Competes with the Corporation does not constitute Competition by Participant so long as Participant does not directly participate in, assist or advise with respect to such Competition.

          (c) Confidentiality. Participant agrees that at all times following the Date of Termination, Participant will not, without the prior written consent of Energen, disclose to any person, firm or corporation any confidential information of Corporation which is now known to Participant or which hereafter may become known to Participant as a result of Participant's employment or association with Corporation, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this Agreement.

     D. The text of Sections 9 and 10 of the Plan is deleted, and such sections are not renumbered.

     E. Section 18 of the Plan is amended to read in its entirety as follows:

18. CHANGE IN CONTROL

     The other provisions of the Plan notwithstanding, (i) the Committee is authorized to specify such procedures as it may deem appropriate in connection with a Change in Control of Energen, including without limitation acceleration of payment of part or all of outstanding Awards, the establishment and funding of a trust to be held for the payment of Awards following such Change in Control, and the modification of performance conditions applicable to outstanding Awards and (ii) all Award payments made subsequent to a Change in Control shall be paid in cash.

     F. Section 19 of the Plan is amended to read in its entirety as follows:

19. AMENDMENT OF THE PLAN

     The Board of Directors may amend or suspend the Plan at any time. No such amendment or suspension shall adversely affect any right or obligation with respect to an Award theretofore made, including, without limitation, the right to receive payment of Awards in accordance with Section 18 and procedures adopted thereunder (subject, however, to the right of the Committee to amend or suspend such Section 18 procedures prior to the occurrence of a Change in Control).

                                                                     APPENDIX C


                          PROXY -- ENERGEN CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 22, 1997
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION

  The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints REX J. LYSINGER and DUDLEY C. REYNOLDS, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation, to be held on January 22, 1997 at 10:00 a.m., Central Standard Time, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the "Meeting"), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

  This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Meeting. If you vote in person at the Meeting, your Proxy will not be used.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                              ENERGEN CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]

[                                                                              ]

                                                  FOR all       VOTE
                                              nominees listed WITHHELD
                                                (except as    from all
                                             indicated below) nominees                                         FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS:                         [ ]           [ ]   3. Proposal to amend the Energen Corpor- [ ]    [ ]      [ ]
   Nominees--For three year term ending 2000:                            ation 1992 Long-Range Performance Share
   R.D. Cash, Rex J. Lysinger, Dr. Judy M. Merritt                       Plan as described in the Proxy Statement
   and Drayton Nabers, Jr.                                               of the Company dated December 20, 1996.


   (To withhold authority to vote for any                             4. In their discretion, to vote upon such other matters as
   individual nominee, write that nominee's                              may properly come before the Meeting.
   name in the space provided below.)

   ________________________________________
                                                  FOR  AGAINST  ABSTAIN
2. Proposal to increase the amount of             [ ]    [ ]      [ ]
   bonded indebtedness which the
   Company is authorized to incur as
   described in the Proxy Statement of
   the Company dated December 20, 1996.

  All as more fully set forth in the Proxy Statement received by the undersigned. (THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC
INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED
FOR THE ELECTION OF ALL NOMINEES, FOR THE PROPOSAL TO INCREASE THE AUTHORIZED
BONDED INDEBTEDNESS OF THE COMPANY AND FOR THE PROPOSAL TO AMEND THE 1992
LONG-RANGE PERFORMANCE SHARE PLAN.)

                                                                      DATED_________________________________________________, 19__

                                                                      ____________________________________________________________

                                                                      ____________________________________________________________
                                                                                     Signature(s) of Shareholder(s)
                                                                              (Please sign exactly as name appears below.)

                                 [ENERGEN LOGO]
                            2101 Sixth Avenue North

                           Birmingham, Alabama 35203
                                 (205) 326-2700

---------------------------------------------------
                                 [ENERGEN LOGO]

                              ENERGEN CORPORATION
                              NOTICE OF THE ANNUAL
                            MEETING OF SHAREHOLDERS

                                JANUARY 22, 1997

                                      AND

                                PROXY STATEMENT
---------------------------------------------------
IMPORTANT

  -- Please sign and return your proxy in the enclosed envelope

  -- In this way you will be represented at the meeting

  -- If you attend the meeting you may, if you wish, withdraw your proxy and vote in person
---------------------------------------------------